TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is made and entered into effective as of August 13, 2014 (the “Effective Date”), by and between Asuragen, Inc., a Delaware corporation (“Seller”), and Interpace Diagnostics, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer may each be referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement (as defined below).

RECITALS
WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”), pursuant to which, effective as of the Closing, Buyer is purchasing from Seller the Purchased Assets; and

WHEREAS, Seller desires to provide to Buyer, and Buyer desires to receive from Seller, the transition services described herein on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth and set forth in the Asset Purchase Agreement and the other Ancillary Agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
Transition Services

1.1     Services. Subject to the terms of this Agreement, Seller shall provide the services set forth in Exhibit A hereto (the “Services”) to Buyer. Such Services shall be provided at reasonable times and upon reasonable notice, as mutually agreed by the Parties. The description of the Services set forth on Exhibit A may be amended from time to time throughout the Term (as defined below) upon the mutual written agreement of the Parties.

1.2    Services Performed by Affiliates or Third Parties. Seller shall have the right to perform the Services either itself, through any Affiliate or through any Third Party contractor.

1.3    Performance Standard. All Services shall be performed diligently and on a timely basis in accordance with standards generally employed by Seller for the performance of the Services prior to the Closing, but in all instances in a workman-like and professional manner and in accordance with Clinical Laboratory Improvement Amendments and CAP accreditation standards (to the extent applicable to the Services); provided, however, that in no event shall Seller be required to employ higher standards than those employed by Seller in performing such similar activities for itself (the “Services Standard”). Buyer acknowledges and agrees that Seller or its Affiliates may make changes from time to time in the manner of performing the Services if (a) Seller or its Affiliates are making similar changes in performing similar services for their own Affiliates, and (b) Seller or its Affiliates furnish to Buyer substantially the same notice (in content and timing) as Seller or its Affiliates shall furnish to their own Affiliates respecting such changes; provided, that, in each case, such changes do not materially adversely affect the Services Standard or materially change the scope of the Services provided. Buyer acknowledges and agrees that (x) the Services do not include the exercise of business judgment or general management for Buyer and (y) except as otherwise expressly provided in this Agreement, the Services are furnished without warranty of any kind, expressed or implied, including any warranty of merchantability or fitness for a particular purpose.

1.4    Transition Representatives. Seller and Buyer shall each designate an appropriate point of contact for all questions and issues relating to the Services during the Term (the “Transition Representatives”). The Transition Representative for Seller shall be Dr. Andrew Hadd, and the Transition Representative for Buyer shall be Alidad Mireskandari, unless a substitute is designated by Seller or Buyer, respectively, from time to time, by written notice to the other Party.

1.5    Transitional Nature of Services. Buyer acknowledges that the Services are intended only to be transitional in nature, and shall be furnished by Seller only during the Term and solely for the purpose of accommodating Buyer in connection with the transactions contemplated by the Asset Purchase Agreement and the other Ancillary Agreements. At the end of the Term, Buyer shall be responsible for performing the Services (or have the Services performed) without the involvement of Seller, its Affiliates or any of its or their employees or agents.

1.6    Consents. To the extent the consent of any (sub)contractor is needed in order for Seller to use such resources to provide the Services, Buyer shall (a) provide reasonable cooperation to Seller in acquiring any such consents; (b) comply with any reasonable requirements imposed on Buyer in connection with securing such consent; (c) comply with any reasonable restrictions imposed on the use of such resources; and (d) be responsible for any reasonable fees payable to such (sub)contractor to the extent necessary to secure the consent. Notwithstanding the foregoing or anything herein to the contrary, if Seller is unable to secure such consents, Seller’s sole liability and Buyer’s sole remedy will be the assistance by Seller to Buyer in identifying alternate resources that are reasonably acceptable to Buyer.

1.7    Exclusions. Notwithstanding anything herein to the contrary, in no event shall Seller be obligated to: (a) provide any Services that would be unlawful for Seller to provide or that would require Seller to violate any applicable Law; (b) provide any Services that in Seller’s reasonable determination could create deficiencies in Seller’s controls over financial information or adversely affect the maintenance of Seller’s financial books and records or the preparation of its financial statements; (c) maintain the employment of any specific employee; (d) purchase, lease or license any additional equipment or software; (e) create or supply any documentation or information not currently existing or readily available; (f) enter into new or additional Contracts with Third Parties or change the scope of current Contracts with Third Parties or take any actions that would result in the breach of any Contract; or (g) provide any Service to the extent and for so long as the performance of such Service becomes impracticable as a result of a cause or causes outside the reasonable control of Seller.

ARTICLE 2
Compensation

2.1    Services Fees; Expense Reimbursement. In consideration for Seller’s provision of any Services, Buyer shall (a) pay to Seller the fees set forth in Exhibit A (the “Services Fee”) and (b) reimburse Seller for (i) any amounts paid to Third Parties; (ii) fees associated with securing any consents required from Third Party contractors; (iii) shipping and transportation costs, duties and taxes; (iv) travel and living expenses; and (v) costs or expenses associated with the extraction, conversion and transfer of data, in each case ((i) through (v)), to the extent incurred in connection with providing the Services. Seller shall not charge Buyer, and Buyer shall not be obligated to pay, any costs for Services other than those set forth in this Section 2.1.

2.2    Invoices. Seller shall invoice Buyer monthly in arrears for the Services Fee and any other amounts owed to Seller pursuant to Section 2.1 for the preceding month. Each invoice will specify the amounts owed for each of the Services provided during, and amounts to be reimbursed to Seller for, the relevant month and will contain or be followed by such other supporting detail as Buyer may from time to time reasonably request.

2.3    Due Date. Buyer will pay all amounts due pursuant to this Agreement not subject to a bona fide dispute pursuant to Section 2.6 below, within 30 days of Buyer’s receipt of each invoice submitted hereunder. Any payments under this Agreement that are not made on or before the applicable due date shall bear interest at the U.S. Prime Rate, as reported in The Wall Street Journal (eastern edition) for the first date on which such payment was delinquent, plus 2.0%, or the maximum rate allowable by applicable Law (if less), beginning on the first date on which payment was delinquent and ending on the date on which such payment is made, calculated based on the actual number of days such payment is overdue.

2.4    Taxes. Buyer shall be responsible for all Taxes imposed in connection with this Agreement, including any such Taxes on the provision or receipt of the Services hereunder, exclusive of Taxes on Seller’s income. If Seller or any of its Affiliates are required to pay such Taxes, Buyer shall promptly reimburse Seller therefor.

2.5    Right to Discontinue Services Following Failure to Pay. Seller reserves the right to discontinue any Service under this Agreement in the event Buyer fails to remit payment of any undisputed portion of any invoiced amount and such failure to remit payment remains uncured for more than five Business Days after written notice by Seller.

2.6    Bona Fide Disputes. If Buyer in good faith disputes any portion of an invoice, it shall timely pay the undisputed portion and shall concurrently provide Seller with written notice of the disputed portion and its reasons therefor set forth in reasonable detail. The Parties shall use diligent and good faith efforts to promptly (but in any event, within ten Business Days) resolve any such disputes.

ARTICLE 3
Ownership of Assets and Intellectual Property

3.1    Ownership; Delivery. This Agreement and the performance of the Services hereunder shall not affect the ownership of any assets or intellectual property rights of the Parties or their respective Affiliates. Subject to Section 3.2, neither Party will gain, by virtue of this Agreement or the Services hereunder, by implication or otherwise, any rights of ownership or use of any property or intellectual property rights owned by the other. Seller shall own all Copyrights, Patents, Trade Secrets, Trademarks and other Intellectual Property Rights, title and interest in or pertaining to all work developed by Seller, its Affiliates or Third Party contractors in performing the Services (including computer programs, deliverables and software deliverables) under this Agreement. In addition, notwithstanding anything to the contrary in Exhibit A, under no circumstances will Seller be obligated to deliver or provide to Buyer, or otherwise make available or provide Buyer access to, any item (including any data, Contract, report, diagram or other information) which Seller is not otherwise obligated to provide to Buyer under the terms of the Asset Purchase Agreement.

3.2    Limited License. Buyer, on behalf of itself and its Affiliates, hereby grants to Seller and its Affiliates a non-exclusive, royalty-free, non-transferable (except as provided in Section 6.6 of the Asset Purchase Agreement) license and right of reference, with the right to grant further licenses and sublicenses and rights of reference, to all Purchased Protocols, Purchased Data, Purchased Records, Purchased Patents, Purchased Trademarks and Licensed IP, in each case, to the extent necessary to perform the Services.

ARTICLE 4
Limitation of Liability and Indemnification

4.1    Indemnification of Seller. Buyer shall indemnify, defend and hold harmless the Seller Indemnitees from and against any and all Losses suffered by them in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of or in connection with: (a) the performance of the Services, (b) the breach by Buyer of any term of this Agreement or (c) the gross negligence or willful misconduct on the part of any Buyer Indemnitee in the performance of Buyer’s obligations under this Agreement, except, in each case, for those Losses for which Seller has an obligation to indemnify any Buyer Indemnitee pursuant to Section 4.2, as to which Losses each Party shall indemnify the other Party and the Seller Indemnitees or the Buyer Indemnitees, as applicable, to the extent of its liability for such Losses.

4.2    Indemnification of Buyer. Seller shall indemnify, defend and hold harmless the Buyer Indemnitees from and against any and all Losses suffered by them in connection with any and all Third Party Claims arising from or occurring as a result of: (a) the breach by Seller of any term of this Agreement or (b) the gross negligence or willful misconduct on the part of any Seller Indemnitee in the performance of Seller’s obligations under this Agreement, except, in each case, for those Losses for which Buyer has an obligation to indemnify any Seller Indemnitee pursuant to Section 4.1, as to which Losses each Party shall indemnify the other Party and the Seller Indemnitees or the Buyer Indemnitees, as applicable, to the extent of its liability for such Losses.

4.3    Indemnification Procedures. All indemnification claims of Buyer or any Buyer Indemnitee shall be made solely by Buyer and all indemnification claims of Seller or any Seller Indemnitee shall be made solely by Seller and, in each case, shall be governed by Section 5.2 of the Asset Purchase Agreement.

4.4    Limitation on Damages and Liability.

4.4.1    EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY A PARTY OR ITS AFFILIATES, OR THE KNOWING AND MATERIAL BREACH OR ABANDONMENT BY A PARTY OF THIS AGREEMENT, AND WITHOUT LIMITING THE PARTIES’ RIGHTS UNDER SECTION 4.1 OR SECTION 4.2 WITH RESPECT TO THIRD PARTY CLAIMS, NEITHER BUYER NOR SELLER SHALL BE LIABLE TO THE OTHER, OR THEIR AFFILIATES, FOR ANY CLAIMS, DEMANDS OR SUITS FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR MULTIPLE DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE OR INCOME, DIMINUTION IN VALUE OR LOSS OF BUSINESS OPPORTUNITY (WHETHER OR NOT FORESEEABLE AT THE EXECUTION DATE) CONNECTED WITH OR RESULTING FROM ANY BREACH OF THIS AGREEMENT, OR ANY ACTIONS UNDERTAKEN IN CONNECTION HEREWITH, OR RELATED HERETO.

4.4.2    EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY SELLER OR ITS AFFILIATES, OR THE KNOWING AND MATERIAL BREACH OR ABANDONMENT BY SELLER OF THIS AGREEMENT, THE MAXIMUM AGGREGATE LIABILITY OF SELLER AND ITS AFFILIATES TO BUYER AND ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT SHALL BE THE AGGREGATE AMOUNT OF SERVICES FEES PAID BY BUYER TO SELLER HEREUNDER.

ARTICLE 5
Term and Termination

5.1    Term. This term of this Agreement shall commence on the Effective Date and shall continue until the expiration of the last period for which a Service is to be provided hereunder, as set forth on Exhibit A (the “Term”), unless earlier terminated pursuant to Section 5.2, Section 5.3 or Section 5.4.

5.2    Termination for Material Breach. In the event that either Party (the “Breaching Party”) breaches any of its material obligations under this Agreement, the other Party (the “Complaining Party”) may terminate this Agreement upon 30 days’ prior written notice (such 30-day period, the “Notice Period”) to the Breaching Party, specifying the breach and its claim of right to terminate; provided, that the termination of this Agreement shall not become effective at the end of the Notice Period if (a) the Breaching Party cures such breach during the Notice Period or (b) such breach cannot be cured during the Notice Period and the Breaching Party commences and diligently pursues actions to cure such breach within the Notice Period, in which case the Breaching Party shall have an additional 30-day period to cure such breach before such termination shall become effective.

5.3    Termination for Insolvency. Either Party may terminate this Agreement immediately upon written notice to the other Party if the other Party: (a) files in any court or with any other Governmental Authority, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets; (b) proposes a written agreement of composition or extension of its debts; (c) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within 60 days after the filing thereof; (d) consents to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Party or for any substantial part of its property or makes any assignment for the benefit of creditors; (e) admits in writing its inability to pay its debts generally as they become due; or (f) has issued or levied against its property any judgment, writ, warrant of attachment or execution or similar process that represents a substantial portion of its property.

5.4    Mutual Agreement. This Agreement may be terminated upon the mutual written agreement of Buyer and Seller at any time.

5.5    Accrued Rights; Surviving Obligations.

5.5.1    Accrued Rights. The termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

5.5.2    Survival. Articles 2, 4 and 6, Section 3.1 and this Section 5.5 shall survive the termination or expiration of this Agreement.

ARTICLE 6
MISCELLANEOUS

6.1    Construction. Section 1.2 of the Asset Purchase Agreement is hereby incorporated by reference into this Agreement, mutatis mutandis.

6.2    Confidentiality. All information provided by one Party (or its Representatives or Affiliates) (collectively, the “Disclosing Party” with respect to such information) to the other Party (or its Representatives or Affiliates) (collectively, the “Receiving Party” with respect to such information) in connection with this Agreement (other than any information that, in each case as demonstrated by competent written documentation, (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party other than through any act or omission of the Receiving Party in breach of Section 5.4 of the Asset Purchase Agreement or the Confidentiality Agreement; (d) is subsequently disclosed to the Receiving Party by a Third Party without obligations of confidentiality with respect thereto; or (e) is subsequently independently discovered or developed by the Receiving Party without the aid, application or use of Confidential Information of the Disclosing Party), and all memoranda, notes, analyses, compilations, studies and other materials prepared by or for the Receiving Party to the extent containing or reflecting such information shall be Confidential Information subject to the terms of Section 4.4 of the Asset Purchase Agreement.

6.3    Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics or pandemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any Governmental Authority. The non-performing Party shall notify the other Party of such force majeure within 15 days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

6.4    Governing Law, Jurisdiction, Venue and Service.

6.4.1    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, excluding any conflicts or choice of Law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

6.4.2    Jurisdiction. The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties irrevocably and unconditionally waive their right to a jury trial.

6.4.3    Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of Delaware or in the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

6.4.4    Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 6.5.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

6.4.5    Notices.

6.5.1    Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by overnight registered mail, courier or express delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 6.5.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party at least 10 days prior to such address taking effect in accordance with this Section 6.5.1. Such Notice shall be deemed to have been received: (a) as of the date delivered by hand or by overnight registered mail, courier or express delivery service; or (b) on the day sent by facsimile provided that the sender has received confirmation of transmission (by facsimile receipt confirmation or confirmation by telephone or email) prior to 6:00 p.m. Eastern Time on such day (and if confirmation is received after 6:00 p.m. Eastern Time, such Notice shall be deemed to have been delivered on the following Business Day). Any Notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.

6.5.2    Address for Notice.

If to Seller, to:

Asuragen, Inc.
2150 Woodward St., Suite 100
Austin, Texas 78744
Facsimile: (512) 681 5201
Attention: Senior Vice President & General Counsel

with a copy (which shall not constitute notice) to:
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Facsimile: (212) 841-1010
Attention:     Jack S. Bodner
John A. Hurvitz

If to Buyer, to:

Interpace Diagnostics, LLC
Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
Facsimile: (862) 207-7810
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Attention: Steven J. Abrams, Esq.
Fax: 215-981-4750

6.6    No Benefit to Third Parties. The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and, except for the rights of Buyer Indemnitees and Seller Indemnitees under Article 4, they shall not be construed as conferring any rights on any other Persons.

6.7    Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available except as expressly set forth herein.

6.8    Expenses. Except as otherwise specified herein or in the Asset Purchase Agreement or in any other Ancillary Agreement, each Party shall bear any costs and expenses incurred by it with respect to the transactions contemplated herein.

6.9    Assignment. Except as contemplated under Section 1.2, neither this Agreement nor either Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by either Party without the prior written consent of the other Party shall be void and of no effect provided, that either Party may assign or delegate any or all of its rights or obligations hereunder without the prior written consent of the other Party to an Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or other similar transaction with respect to the business to which this Agreement relates. . Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

6.10    Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.

6.11    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

6.12    English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

6.13    Further Assurances. Each of Seller and Buyer shall, at any time or from time to time after the Closing, at the request and expense of the other, execute and deliver to the other all such instruments and documents or further assurances as the other may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

6.14    Relationship of the Parties. It is expressly agreed that Seller, on the one hand, and Buyer, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Seller, on the one hand, nor Buyer, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

6.15    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

6.16    Entire Agreement. This Agreement, together with the Exhibits expressly contemplated hereby and attached hereto, the Asset Purchase Agreement, the other Ancillary Agreements, the Confidentiality Agreement and the other agreements, certificates and documents delivered in connection herewith or therewith or otherwise in connection with the transactions contemplated hereby and thereby, contain the entire agreement between the Parties with respect to the transactions contemplated hereby or thereby and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof and thereof.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

Asuragen, Inc.

By:
Name:
Title:

Interpace Diagnostics, LLC

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

Exhibit A

Services and Fees

1.
Seller to provide training with respect to the Purchased Protocols, including any protocols contained within the Licensed IP to the extent referenced in the Purchased Protocols, for the following tests: (a) Thyroid Test Version Two, (b) Thyroid 10 microRNA Classifier; (c) Thyroid 5 microRNA Classifier and (d) Pancreas microRNA Test ((a), (b), (c) and (d), collectively, the “Covered Tests”). Such training shall be limited to five days at the Asuragen Clinical Laboratory in Austin, Texas, and, upon Buyer’s request (which request shall be made no later than the date that is three months after the Closing), one site visit of up to three consecutive days to Buyer’s laboratory in New Haven, Connecticut.

2.
Seller to provide technical support with respect to the Covered Tests in the nature of technology transfer for up to three months after the Closing, not to exceed ten hours per month. Seller to provide bioinformatics and validation support with respect to the Covered Tests for up to six months after the Closing, not to exceed ten hours per month. Such support shall include teleconferences and prompt response to inquiries, whether by phone or email.

3.
Promptly following the Closing, Seller and Buyer will make a mutually-acceptable joint communication to all customers of Thyroid Test Version One or Thyroid Test Version Two of the Buyer’s purchase of the Covered Tests and related transition arrangements.

4.
At Buyer’s request for a period not to exceed 30 days after the Effective Date, Seller to perform Thyroid Test Version One. Beginning on the 31st day after the Effective Date, at Buyer’s request for a period not to exceed 60 days, Seller to perform Thyroid Test Version Two. Such testing shall be billed directly to Buyer at $500 per test, which includes specimen collection kits, physician follow up, completion of requisition and any third party royalty payments to be made by Seller, but does not include any third party billing activities. From and after the Closing, Buyer shall be responsible (financially, administratively and otherwise) for all invoicing, order fulfillment, returns, rebates and chargebacks with respect to orders placed after the Effective Date. Seller shall be responsible (financially, administratively and otherwise) for all invoicing, order fulfillment, returns, rebates and chargebacks with respect to orders placed prior to or on the Effective Date, even if such activities occur after the Closing.

5.	Seller to provide a two-day, WebEx sales training with respect to the Transferred Thyroid Products within two weeks after the Closing.

6.
Seller to assist Buyer with communication to physicians, advisors and collaborators with respect to the Covered Tests for up to three months after the Closing, such assistance not to exceed 10 hours per month.

7.	Seller to provide assistance and documentation with regard to billing information.

A-1